UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 27, 2006

SHINE MEDIA ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-52234	20-3086866
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Level 29, Central Plaza, 381 Huai Hai Zhong Road, Shanghai 200020, China	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 86 21 63916188

Rockefeller Center, 1230 Avenue of the Americas, 7th Floor, New York, NY
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Shine Media Acquisition Corp. (the “Company”) is amending its Current Report on Form 8-K dated December 27, 2006 to file with the SEC the audited financial statements that are attached hereto as Exhibit 99.2.

Item 8.01. Other Events

On December 27, 2006, the initial public offering (“IPO”) of 6,000,000 units of Shine Media Acquisition Corp. (the “Company”) was consummated. Prior to the consummation of the IPO, the Company completed a private placement of 133,333 units to certain members of the Company’s management team and certain of their related affiliates. Each unit issued in the IPO and the private placement (the “Units”) consists of one share of common stock, $.0001 par value per share (the “Common Stock”), and two warrants, each warrant to purchase one share of Common Stock at an exercise price of $5.00 per share. The Units were sold at an offering price of $6.00 per Unit, generating aggregate gross proceeds of $36,800,000. The audited financial statements as of December 27, 2006 reflecting receipt of the proceeds of the IPO and the private placement are included as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

Exhibits:

Exhibit No.                Description

99.1   Press release dated December 21, 2006*

99.2   Audited Financial Statements

* Previously filed.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHINE MEDIA ACQUISITION CORP.

Dated: January 5, 2007	By:	/s/ David Chen
Name: David Chen Title: Chief Executive Officer and President

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EXHIBIT INDEX

Exhibit No.                Description

99.1   Press release dated December 21, 2006*

99.2   Audited Financial Statements

* Previously filed.

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